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                                                                    Exhibit 23.2

The Board of Directors Washington Trust Bancorp, Inc.:

                        Independent Accountants' Consent

   We consent to the use of our report incorporated herein by reference and to the references to our firm under the heading "Experts" in the Registration Statement.

                                             KPMG LLP

Providence, Rhode Island
September 3, 1999